Eos Energy Enterprises Reports Third Quarter 2026 Revenue of $82.7 Million, Up 171% Year Over Year, with Gross Margin Improving 58 Percentage Points • Delivered record revenue of $82.7 million through deliveries to 10 projects • Gross margin improved 58 percentage points and adjusted EBITDA margin improved 96 percentage points year over year, the eighth consecutive quarter both metrics improved • Received $87 million first advance under the second tranche of the U.S. Department of Energy loan • Announced a project with MN8 Energy to deliver 10 MW/100 MWh of Z3™ zinc-based LDES in West Virginia, serving Google’s data centers • Discharged 6.9 GWh of cumulative energy from Eos technology, up nearly 400 MWh sequentially • Line 2’s performance reached first-pass yield parity with Line 1 within three months of operation, and Thorn Hill moved to 24-hour operations in October • Reaffirms full-year revenue outlook in the lower half of its $300 million - $350 million range Pittsburgh, PA – November 5, 2026 – Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos” or the “Company”), America’s leading innovator in designing, manufacturing, and providing zinc-based long- duration energy storage (LDES) systems sourced and manufactured in the United States, today announced its financial results for the third quarter ended September 30, 2026. Third Quarter Highlights • Revenue totaled $82.7 million, up 171% year over year and 20% sequentially, driven by a 216% increase in cube shipments year over year and 23% growth sequentially. • Gross margin of negative 53%, improving 58 percentage points year over year and 18 percentage points sequentially, driven by lower material costs, increased production volumes, and lower conversion costs. Gross loss was $44.2 million, compared to $33.9 million in the prior year period. • Adjusted gross margin improved to negative 44%, with adjusted gross loss improving $6.1 million sequentially to $36.8 million, excluding stock-based compensation and depreciation. • Net income attributable to shareholders totaled $125.0 million, primarily reflecting non-cash mark- to-market gains on warrants and debt resulting from changes in the Company's stock price. • Adjusted EBITDA margin was negative 77%, improving 96 percentage points year over year and 27 percentage points sequentially. Adjusted EBITDA loss improved to $63.8 million from $71.4 million in the prior quarter, reflecting improved operating leverage on 20% sequential revenue growth. • Total cash, including restricted cash, was $344.1 million as of September 30, 2026. • Backlog totaled $765 million, representing 3.2 GWh, up 19% year over year and down 5% from prior quarter, reflecting backlog conversion into record quarterly revenue of $82.7 million, partially offset by new bookings during the quarter, as of September 30, 2026. "Our third quarter shows operating model improvement. We delivered our highest quarterly revenue, improved gross margin by 18 points sequentially, and brought Line 2 first-pass yield equal to Line 1 four times faster," said Joe Mastrangelo, Chief Executive Officer of Eos. "While the transition to Thorn Hill lowers fourth-quarter capacity, it positions us to reduce cost per cube and improve manufacturing efficiency in future quarters. We remain on track to achieve the lower half of our full-year revenue outlook.” 2026 Revenue Outlook The Company expects full-year 2026 revenue in the lower half of its $300 million to $350 million range. The Company accelerated the consolidation of manufacturing into Thorn Hill, beginning in late October, including the relocation and upgrade of Line 1 with capabilities incorporated into Line 2. This strategic move is expected to temporarily impact production capacity and the timing of certain shipments while accelerating the realization of a lower-cost, single-site manufacturing footprint and associated operating efficiencies in 2027.

Recent Business Highlights Commercial Momentum Eos ended the third quarter with a backlog of $765 million and a commercial opportunity pipeline of $24.9 billion. During the quarter, the Company booked six orders from four new customers and two existing customers. This included a previously announced $100 million purchase order that converted under an existing capacity reservation agreement and, as a result, did not contribute to quarter-over-quarter backlog growth. Demand continued across the commercial and industrial (C&I) and data center markets. Eos announced an agreement with MN8 Energy and Google to deliver 10 MW/100 MWh of Z3™ zinc-based LDES in West Virginia, serving Google’s data centers in the region. Thorn Hill Production Ramp Eos continued to scale production at its Thorn Hill facility during the third quarter, its first full quarter with both battery lines in commercial production. Shipments increased 23% sequentially, driven by higher utilization at Thorn Hill and continued productivity gains at Turtle Creek. Line 2 contributed 17% of total battery output, up from approximately 1% in the second quarter, while operating on a partial shift schedule, and delivered approximately 20% higher battery output per shift than Line 1. Line 2 also reached first-pass yield parity with Line 1 within three months, demonstrating the design enhancements and manufacturing learnings built into the second line. Consolidation of Manufacturing Operations into Thorn Hill Eos began consolidating manufacturing operations into Thorn Hill. Line 1 disassembly at Turtle Creek began in late October, and the full line is expected to resume production near the end of the first quarter of 2027 with upgraded capabilities based on line 2 enhancements. Upon completion, Thorn Hill is expected to have approximately 4 GWh of annual nameplate capacity across two production lines. Earnings Conference Call and Webcast Eos will host a conference call to discuss its third quarter 2026 results on November 5, 2026, at 8:30 a.m. ET. The live webcast of the earnings call will be available on the “Investor Relations” page of the Company’s website at Eos Investors or may be accessed using this link Eos Energy Third Quarter 2026 Earnings Conference Call. To avoid delays, we encourage participants to join the conference call fifteen minutes ahead of the scheduled start time. The conference call replay will be available via webcast through Eos’ investor relations website for twelve months following the live presentation. The webcast replay will be available from approximately 11:30 a.m. ET on November 5, 2026, and can be accessed by visiting Eos Investors. About Eos Energy Enterprises Eos is accelerating the shift to American energy independence with positively ingenious solutions that transform how the world stores power. The Company’s BESS features the innovative Znyth™ technology, a proven chemistry with readily available non-precious earth components, that is the pre-eminent safe, non- flammable, secure, stable, and scalable alternative to conventional technology. The Company’s BESS is ideal for utility-scale, microgrid, commercial, and industrial long-duration energy storage applications (i.e., 4 to 16+ hours) and provides customers with significant operational flexibility to effectively address current and future increased grid demand and complexity. For more information about Eos (NASDAQ: EOSE), visit eose.com. Contacts Investors: ir@eose.com Media: media@eose.com

Forward Looking Statements Except for the historical information contained herein, the matters set forth in this press release are forward- looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expected revenue for the fiscal year ending December 31, 2026, our path to profitability and strategic outlook, statements regarding orders backlog and opportunity pipeline, statements regarding the joint venture, the transactions related thereto, and any anticipated benefits of the joint venture, statements regarding our expectation that we can continue to increase product volume on our state-of-the-art manufacturing lines, statements regarding our future expansion and its impact on our ability to scale up operations and increase margins, statements regarding the expected impact of DawnOSTM on efficiency operating costs, and grid coordination, statements regarding the launch of IndensityTM and our expectations for the architecture and its expected energy density, statements regarding our expectation that we can continue to strengthen our overall supply chain, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Forward-looking statements also include, but are not limited to, statements regarding related- party transactions and revenue contributions, the timing and execution of manufacturing consolidation activities, Line 1 disassembly, relocation, upgrade, recommissioning and ramp-up, Thorn Hill shift staffing and utilization, expected production capacity, and the timing of customer project deployments, including the MN8 Energy and Google project. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our ability to obtain stockholder approval of an increase to our authorized common stock; risks associated with the joint venture, including the risk that the joint venture will not be completed on the anticipated timeline or terms, or at all, and risks associated with FPUSA’s ability to develop, finance, construct and monetize projects; risks associated with the credit agreement with Cerberus, including risks of default, and dilution of outstanding common stock; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act, including potential impacts from any repeal or modifications of the legislation; the timing and availability of future funding under the Department of Energy Loan Facility; risks associated with the successful execution and expected benefits of any manufacturing consolidation initiatives; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; and other risks and uncertainties indicated. These risks include risks related to related-party revenue and project-financing arrangements, including FPUSA-related considerations; the timing and outcome of Line 1 disassembly, relocation, recommissioning and ramp-up; staffing and training for full-shift Thorn Hill operations; production interruptions, cost absorption and customer delivery schedules during the consolidation period; and the ability of MN8 Energy, Google and other project counterparties to develop, finance, construct and place projects into commercial operation on expected timelines or at all. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable U.S. GAAP financial measure to backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company. Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects. Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”) or Master Supply Agreement (“MSA”) executed by both parties. Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, we have disclosed in this earnings release non-GAAP financial measures, including adjusted EBITDA and adjusted gross profit (loss), which are non-GAAP financial measures as defined under the rules of the SEC. These non-GAAP financial measures should be considered supplemental to, and not a substitute for or superior to, the financial measures of the Company’s calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes adjusted EBITDA and adjusted gross profit (loss) are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses. We believe that non-GAAP financial information, when taken collectively, may be helpful to our investors in assessing our operating performance. There are a number of limitations related to the use of these non- GAAP financial measures and their nearest GAAP equivalents. For example, the Company’s definitions of non-GAAP financial measures may differ from non-GAAP financial measures used by other companies. Below is a description of the non-GAAP financial information included herein as well as reconciliations to its most directly comparable GAAP measure. You should review the reconciliations below but not rely on any single financial measure to evaluate our business. Adjusted EBITDA is defined as earnings (net loss) attributable to Eos adjusted for interest expense, income tax, depreciation and amortization, non-cash stock-based compensation expense, change in fair value of debt and derivatives, debt extinguishment, and other non-cash or non-recurring items as determined by management which it does not believe to be indicative of its underlying business trends. Adjusted gross profit (loss) is defined as gross profit (loss) adjusted to exclude stock-based compensation, depreciation and amortization.

EOS ENERGY ENTERPRISES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	**2025**	**2026**	**2025**
Revenue	$ 14,284	$ 30,512	$ 84,988	$ 56,205
Revenue - related party	68,447	—	123,481	—
Total revenue	82,731	30,512	208,469	56,205
Cost of goods sold	126,934	64,437	345,900	145,622
Gross profit (loss)	(44,203)	(33,925)	(137,431)	(89,417)
Operating expenses				
Research and development expenses	10,910	6,925	32,134	20,963
Selling, general and administrative expenses	23,819	19,786	72,414	66,269
Loss from write-down of property, plant and equipment	108	585	184	1,351
Restructuring expenses	281	—	281	—
Total operating expenses	35,118	27,296	105,013	88,583
Operating income (loss)	(79,321)	(61,221)	(242,444)	(178,000)
Other income (expense)				
Interest expense	(12,989)	(6,007)	(37,203)	(9,965)
Interest income (expense) - related parties	—	840	—	(9,451)
Interest income	2,930	1,161	9,371	2,826
Change in fair value of debt - related party	(4,534)	(3,570)	(13,300)	22,112
Change in fair value of warrants	77,746	(240,825)	223,886	(252,836)
Change in fair value of derivatives	13,222	—	108,710	—
Change in fair value of derivatives - related parties	129,551	(327,841)	346,235	(369,710)
Loss on debt extinguishment	—	(3,589)	—	(52,652)
Loss on contingently issuable securities	—	—	(35,662)	—
Other expense	(100)	(337)	103	(1,503)
Income (loss) before income taxes	$ 126,505	$ (641,389)	$ 359,696	$ (849,179)
Income tax expense	1,462	4	1,480	15
Net income (loss) attributable to shareholders	$ 125,043	$ (641,393)	$ 358,216	$ (849,194)
Remeasurement of Preferred Stock - related party	249,476	(691,094)	897,796	(632,483)
Down round deemed dividend	(13,802)	—	(13,802)	(4,456)
Net income (loss) applicable to common stock	$ 360,717	$(1,332,487)	$ 1,242,210	$(1,486,133)
Other comprehensive income (loss)				
Change in fair value of debt - credit risk - related party	$ 58,607	$ (17,784)	$ 54,517	$ (24,008)
Foreign currency translation adjustment	(1)	(3)	(14)	18
Comprehensive income (loss) attributable to common shareholders	$ 419,323	$(1,350,274)	$ 1,296,713	$(1,510,123)
Net income (loss) available to common shareholders	$ 232,570	$(1,332,487)	$ 798,919	$(1,486,133)

Basic and diluted income (loss) per share attributable to common shareholders Basic $ 0.64 $ (4.88) $ 2.30 $ (6.04) Diluted $ (0.17) $ (4.88) $ (0.44) $ (6.04) Weighted average shares of common stock Basic 361,795,384 272,839,188 347,292,217 246,192,674 Diluted 553,269,340 272,839,188 541,254,645 246,192,674

EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) September 30, 2026 December 31, 2025 Balance sheet data Cash and cash equivalents $ 271,162 $ 567,992 Other current assets $ 242,879 $ 140,488 Property, plant and equipment, net $ 190,515 $ 114,415 Other assets $ 363,929 $ 62,302 Total assets $ 1,068,485 $ 885,197 Total liabilities $ 1,064,751 $ 1,762,517 Mezzanine equity - preferred stock $ 463,746 $ 1,361,542 Total shareholders' deficit $ (460,012) $ (2,238,862) EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) Nine Months Ended September 30, 2026 2025 Net cash used in operating activities $ (261,591) $ (160,926) Net cash used in investing activities (218,955) (29,716) Net cash provided by financing activities 200,065 214,079 Effect of exchange rate changes on cash, cash equivalents and restricted cash — — Net (decrease) increase in cash, cash equivalents and restricted cash (280,481) 23,437 Cash, cash equivalents and restricted cash, beginning of the period 624,566 103,362 Cash, cash equivalents and restricted cash, end of the period $ 344,085 $ 126,799

EOS ENERGY ENTERPRISES, INC.

UNAUDITED RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Revenue	$ 14,284	$ 30,512	$ 84,988	$ 56,205
Revenue - related party	68,447	—	123,481	—
Total revenue	82,731	30,512	208,469	56,205
Cost of goods sold	126,934	64,437	345,900	145,622
Gross profit (loss)	(44,203)	(33,925)	(137,431)	(89,417)
Gross profit (loss) margin %	(53)%	(111)%	(66)%	(159)%
Add:				
Stock-based compensation	508	504	1,531	2,027
Depreciation and amortization	6,925	3,012	17,221	8,038
Adjusted gross profit (loss)	$ (36,770)	$ (30,409)	$ (118,679)	$ (79,352)
Adjusted gross profit (loss) margin %	(44)%	(100)%	(57)%	(141)%

EOS ENERGY ENTERPRISES, INC.

UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Net (loss) income	$125,043	$(641,393)	$358,216	$(849,194)
add: Interest expense, net	10,059	4,006	27,832	16,590
add: Income tax expense	1,462	4	1,480	15
add: Depreciation and amortization	7,528	3,365	18,989	8,980
EBITDA (loss)	144,092	(634,018)	406,517	(823,609)
EBITDA (loss) margin %	174 %	(2078)%	195 %	(1465)%
add: Stock based compensation	6,942	4,963	19,027	19,664
(deduct) add: Change in fair value of derivatives	(220,519)	568,666	(678,831)	622,546
add (deduct): Change in fair value of debt	4,534	3,570	13,300	(22,112)
add: Loss on debt extinguishment	—	3,589	—	52,652
add: Restructuring expenses	281	—	281	—
add: Other non-cash or non-recurring	850	540	36,512	3,306
Adjusted EBITDA (loss)	$ (63,820)	$ (52,690)	$(203,194)	$ (147,553)
Adjusted EBITDA (loss) margin %	(77)%	(173)%	(97)%	(263)%